Exhibit 99.1

AMERICOLD REALTY TRUST SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

CANADIAN TEMPERATURE-CONTROLLED OPERATOR - NOVA COLD LOGISTICS - AND

ACQUIRES TWO MID-ATLANTIC FACILITIES

- Increases Presence in Three Gateway Canadian Cities -

- Strengthens Presence in Mid-Atlantic -

- Both Transactions Expected to be Accretive to Cashflow and Earnings in First Year -

ATLANTA, November 21, 2019 — Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses, announced today that the Company has entered into a definitive agreement to acquire Nova Cold Logistics (“Nova Cold”), based in Canada, for CAD $337 million from Brookfield Business Partners L.P. (NYSE: BBU) (TSX:BBU.UN), together with its institutional partners (collectively “Brookfield”). The closing of the acquisition is subject to customary closing conditions and is expected to occur in the first quarter of 2020.

Separately, the Company announced today that is has completed the acquisition of two cold storage facilities owned by MHW Group Inc. (“MHW”), one in Maryland and one in Pennsylvania, and exercised an option to purchase the underlying land, for $54 million.

“We are excited to expand our infrastructure and presence in Canada and Mid-Atlantic U.S. with these highly strategic locations and modern facilities that offer compelling growth opportunities. We look forward to welcoming all the new Associates to our team,” stated Fred Boehler, President and Chief Executive Officer of Americold. “These accretive acquisitions enhance the Company’s position as a leading global owner and operator of temperature-controlled infrastructure while expanding relationships with existing high quality customers and providing access to new regional and local customers.”

Mr. Boehler continued, “Both of these acquisitions are immediately accretive on a leverage neutral basis. Additional opportunities to enhance returns over the next two to three years by implementing our best-in-class commercial business practices and the Americold Operating System make them even more attractive.”

Nova Cold Acquisition

The Nova Cold portfolio consists of three locations totaling 23.5 million cubic feet with approximately 81,000 pallet positions, and additional acreage for future expansions, located in the gateway cities of Toronto, Calgary, and Halifax. This acquisition expands Americold’s position in Canada, a growing market with fragmented ownership of cold storage facilities, where the Company already has a presence through its third-party management business. Americold’s current customer base has significant overlap with Nova Cold’s.

This transaction is expected to be executed at a CAD year one NOI yield of approximately 6.1% and is intended to be funded with a combination of cash on the balance sheet, the Company’s corporate revolver, and proceeds from the Company’s second quarter 2019 equity forward. Additionally, the Company intends to implement cross-currency swaps to reduce exposure to foreign exchange rate fluctuations.

Mid-Atlantic Acquisition

The MHW portfolio consists of two facilities totaling 19.0 million cubic feet and approximately 86,000 pallet positions located in Chambersburg, PA and Perryville, MD. Both facilities are rail-served sites and strengthen Americold’s presence in the Mid-Atlantic region. This transaction is being executed at a year one NOI yield of approximately 7.8% and is being funded with cash on the balance sheet.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to the integration of MHW and Nova Cold into the Company’s business.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 176 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina, as of September 30th, 2019. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Contacts:

Americold Realty Trust

Investor Relations

Telephone: 678-459-1959

Email: investor.relations@americold.com